UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 29, 2009

K-V Pharmaceutical Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9601	43-0618919
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2503 South Hanley Road
St. Louis, MO	63144
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 645-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Entry into Retention Agreements with Certain Executives
On or about April 29, 2009, K-V Pharmaceutical Company (the “Company”) entered into retention agreements with certain of its executives, including the Company’s executive officers. The retention agreements will remain in effect until June 30, 2010. The retention agreements provide for, among other things, the award of (1) incentive stock options pursuant to the Company’s 2001 Incentive Stock Option Plan to purchase shares of the Company’s Class A Common Stock (the “Common Stock”) and/or (2) a cash retention bonus.
If an executive was awarded incentive stock options under the retention agreement, then the retention agreement provides that such options are to be granted at an exercise price per share that is equal to the greater of (1) $1.00 per share and (2) the closing price per share of Common Stock reported on the New York Stock Exchange at the close of trading on the day the options are granted. The options vest as to 50% of the shares on December 31, 2009 if the executive is an employee of the Company or any subsidiary on such date and as to 50% of the shares on December 31, 2010 if the executive is an employee of the Company or any subsidiary on such date. The options also vest as to all shares if the executive is terminated from the Company or any subsidiary without “cause” (which is described below) prior to December 31, 2010.
If an executive was awarded a cash retention bonus under the retention agreement, then the retention agreement provides for the award of a cash retention bonus that is payable to the executive no later than June 30, 2010 if the executive is actively employed by the Company or any subsidiary on March 31, 2010. If, prior to March 31, 2010, the executive ceases to be an employee of the Company or any subsidiary as the result of the executive’s dismissal without “cause” (which is described below) or as a result of the executive’s death or disability, then the retention bonus will be paid to the executive within 60 days thereafter. If, prior to March 31, 2010, the executive ceases to be an employee of the Company or any subsidiary as the result of the executive’s dismissal for “cause” or the executive’s voluntary termination of employment, then the executive will no longer be eligible to receive the cash retention bonus.
The term “cause” as used in the retention agreements means, during the term of the agreement, the occurrence of any of the following: (1) commission of a criminal act in respect of the executive’s employment or conviction of, or plea of guilty or no contest to, a felony; (2) willful misconduct, gross negligence or breach of fiduciary duty in respect of the executive’s employment; or (3) continuing neglect or failure of the executive to perform the duties reasonably assigned to the executive by the Company and after notice from the Company of such neglect or failure, the executive’s failure to cure such neglect or failure within thirty (30) days of such notice.
The foregoing summary of the retention agreements does not purport to be complete and is qualified in its entirety by reference to the form of retention agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein in its entirety by reference.
The table below sets forth the number of incentive stock options or the amount of cash retention bonus awarded to each of the following individuals who is currently employed with the Company and was a “named executive officer” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on July 29, 2008: David A. Van Vliet, Interim President and Interim Chief Executive Officer; Ronald J. Kanterman, Vice President, Chief Financial Officer and Treasurer; and Michael Anderson, Chief Executive Officer of ETHEX Corporation, a wholly owned subsidiary of the Company.

			Options Vesting on	Options Vesting on	Cash Retention
Name	Stock Options		December 31, 2009	December 31, 2010	Bonus
David A. Van Vliet	50,000	*	25,000	25,000	—
Ronald J. Kanterman	—		—	—	$40,000
Michael Anderson	—		—	—	$60,000

*	The stock options awarded to Mr. Van Vliet have an exercise price of $1.52 per share and have a ten year term.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is filed pursuant to Item 5.02:

Exhibit No.	Description
10.1	Form of Retention Agreement*

*	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-V Pharmaceutical Company

By:	/s/ Ronald J. Kanterman
Ronald J. Kanterman
Vice President, Chief Financial Officer and Treasurer
Date: May 5, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Retention Agreement*

*	Filed herewith